EXHIBIT 23.3



            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To LIN Broadcasting Corporation:

As independent public accountants, we hereby consent to the inclusion of our report dated February 23, 1994 on Garden State Cablevision L.P. in LIN Broadcasting Corporation's Form 10-K for the year ended December 31, 1994 into LIN Broadcasting Corporation's previously filed Registration Statement File No. 33-39282.


                         ARTHUR ANDERSEN LLP

Philadelphia, PA
March 27, 1995